Exhibit 10.3

INTERCREDITOR AGREEMENT

among

ABRAXAS PETROLEUM CORPORATION,
as the Borrower,

the other Grantors party hereto,

SOCIÉTÉ GÉNÉRALE,
as Senior Representative for the Senior Secured Parties,

and

ANGELO GORDON ENERGY SERVICER, LLC
as the Junior Representative for the Junior Secured Parties

dated as of November 13, 2019

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01	Certain Defined Terms	1
Section 1.02	Terms Generally	6

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

ARTICLE III

ENFORCEMENT

Section 3.01	Exercise of Remedies	9
Section 3.02	Cooperation	11
Section 3.03	Actions upon Breach	11

ARTICLE IV

PAYMENTS

Section 4.01	Application of Proceeds	12
Section 4.02	Payments Over	12

ARTICLE V

OTHER AGREEMENTS

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 6.10	Reorganization Securities	24
Section 6.11	Section 1111(b) of the Bankruptcy Code	25

ARTICLE VII

RELIANCE; ETC

Section 7.01	Reliance	25
Section 7.02	No Warranty of Liability	25
Section 7.03	Obligations Unconditional	26

ARTICLE VIII

MISCELLANEOUS

Annexes and Schedules

Annex I – Supplement

INTERCREDITOR AGREEMENT dated as of November 13, 2019 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the “Borrower”), the other Grantors (as defined below) party hereto, SOCIÉTÉ GÉNÉRALE, as Representative for the Senior Secured Parties (in such capacity and together with its successors in such capacity, the “Senior Representative”), ANGELO GORDON ENERGY SERVICER, LLC, as Representative for the Junior Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Representative”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the Senior Secured Parties) and the Junior Representative (for itself and on behalf of the Junior Secured Parties) agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement as in effect on the date hereof or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Approved RBL Lender” means any “Lender” under the Senior Facility as of the date hereof and any Eligible Assignee (as defined in the Senior Debt Documents).

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.”

“Borrowing Base” means the maximum amount in Dollars determined or re-determined by the Approved RBL Lenders as the aggregate lending value under the Senior Debt Documents to be ascribed to the Oil and Gas Properties of the Borrower and the Grantors against which the Approved RBL Lenders are prepared to provide loans to the Borrower under the Senior Debt Documents, using customary practices and standards for Approved RBL Lenders in determining borrowing base loans and which are generally applied at such time by the Approved RBL Lenders under the Senior Debt Documents to borrowers in the oil and gas business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the Senior Debt Documents, and which is based upon, inter alia, the review by such lenders of the engineering reports, royalty interests and assets and liabilities of the Borrower and the Grantors.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Facility, the date on which such Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the terms of the documentation governing such Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means the Discharge of the Senior Facility.

“Event of Default” means an Event of Default under, and as defined in, the Senior Credit Agreement or the Junior Term Loan Agreement, as the context may require.

“Excess Senior Obligations” means the portion of the Principal Senior Obligations that is in excess of the Senior Lien Cap.

“Facility” means each of the Senior Facility and the Junior Facility.

“Grantors” means the Borrower, the other Guarantors, and each of their respective Subsidiaries which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” has the meaning assigned to such term in the Senior Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)     any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)     any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)     any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means, collectively, (a) all copyrights, all patents and all trademarks, (b) all applications for copyrights, patents and trademarks, (c) all inventions, processes, production methods, proprietary information, know-how and trade secrets, (d) all licenses or user or other agreements granted to any Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, (e) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, (f) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, (g) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of that information, knowledge, records or data, and (h) all causes of action, claims and warranties now or hereafter owned or acquired by any Grantor in respect of any of the items listed above.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Junior Mortgages, the Junior Security Agreement, the Junior Pledge Agreement, the other “Security Instruments” as defined in the Junior Term Loan Agreement and each of the mortgages, deeds of trust, collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt Documents” means the Junior Term Loan Agreement and the other “Loan Documents” as defined in the Junior Term Loan Agreement.

“Junior Enforcement Date” means the date which is 180 days after the occurrence of both (a) an Event of Default (under and as defined in the Junior Debt Documents) and (b) the Senior Representative’s receipt of written notice from the Junior Representative that (i) an Event of Default (under and as defined in the Junior Debt Documents) has occurred and is continuing and (ii) the Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Document; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time the Senior Representative has commenced and is diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) any enforcement action with respect to such Shared Collateral and (y) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Facility” means the credit facility evidenced by the Junior Debt Documents.

“Junior Lien” means the Liens on the Junior Collateral in favor of Junior Secured Parties under Junior Collateral Documents.

“Junior Mortgages” means the “Mortgages” as defined in the Junior Term Loan Agreement.

“Junior Obligations” means the “Obligations” as defined in the Junior Term Loan Agreement, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), any premiums, make-wholes, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Junior Debt Document, in an aggregate principal amount not to exceed $100,000,000.

“Junior Pledge Agreement” means the “Pledge Agreement” as defined in the Junior Term Loan Agreement.

“Junior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under and as defined in the Junior Term Loan Agreement.

“Junior Secured Parties” means the persons holding any Junior Obligations, including the Junior Representative.

“Junior Security Agreement” means, collectively, the “Security Agreements” as defined in the Junior Term Loan Agreement.

“Junior Term Loan Agreement” means that certain Term Loan Credit Agreement, dated as of the date hereof, among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, the Junior Representative and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Lender Hedging Obligations” has the meaning assigned to such term in the Senior Credit Agreement.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Person” (whether or not capitalized) means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, company, joint venture or other entity, Governmental Authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Priority Senior Obligations” means all Senior Obligations other than Excess Senior Obligations.

“Principal Senior Obligations” means, as of any date of determination, the aggregate outstanding and unpaid principal of the loans and reimbursement obligations in respect of letters of credit under the Senior Facility.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representative and the Junior Representative.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” as defined in the Senior Credit Agreement or in any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Senior Mortgages, the Senior Security Agreement, the Senior Pledge Agreement and the other “Security Instruments” as defined in the Senior Credit Agreement and each of the mortgages, deeds of trust, collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 11, 2014, among the Borrower, the lenders from time to time party thereto, Société Générale, as administrative agent, the Senior Representative and the other parties thereto, as further amended prior to the date hereof and as further amended, restated, amended and restated, extended, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time.

“Senior Debt Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Facility” means the credit facility evidenced by the Senior Debt Documents.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Lien Cap” means, as of any date, an amount equal to the lesser of (a) $200,000,000 and (b) the greater of (i) $135,000,000 less the amount of any prepayments of the Senior Obligations made with the net cash proceeds of an asset disposition due to a mandatory prepayment requirement under the Junior Term Loan Agreement and (ii) the Borrowing Base in effect on the date debt is incurred and/or letters of credit were issued under the Senior Credit Agreement. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the calculation of “Senior Lien Cap” refers only to Principal Senior Obligations (other than any capitalized interest or payments in kind) and does not include or apply to (and in no way caps) interest (including capitalized interest or payments in kind), fees, premium or other amounts due under the Senior Debt Documents or Lender Hedging Obligations which constitute Senior Obligations, or any other Senior Obligations. The Borrower hereby agrees to provide prompt notice to the Senior Representative and the Junior Representative of any decrease or adjustment of the amount in clause (b)(i) above, including a calculation of such amount in form and detail reasonably satisfactory to the Senior Representative and the Junior Representative.

“Senior Mortgages” means the “Mortgages” as defined in the Senior Credit Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Credit Agreement, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Senior Debt Document.

“Senior Pledge Agreement” means the “Pledge Agreement” as defined in the Senior Credit Agreement.

“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under and as defined in the Senior Credit Agreement.

“Senior Secured Parties” means the persons holding any Senior Obligations, including the Senior Representative.

“Senior Security Agreement” means, collectively, the “Security Agreements” as defined in the Senior Credit Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations (or the Senior Representative) and the holders of Junior Obligations under the Junior Facility (or the Junior Representative) hold a security interest at such time (or, in the case of the Senior Facility, are deemed pursuant to Article II to hold a security interest).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

Section 2.01     Subordination. (a) Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Shared Collateral, (ii) any provision of the UCC, any Bankruptcy Law or any other applicable law, (iii) any provision of any Junior Debt Document or any Senior Debt Document, (iv) whether any Senior Secured Party or Junior Secured Party, either directly or through agents, holds possession of, or has control over, any part of the Shared Collateral, (v) the fact that any Liens granted to secure the Senior Obligations or any Liens granted to secure any Junior Obligations may be subordinated, voided, avoided, invalidated, or lapsed, or (vi) any other circumstance of any kind or nature whatsoever, the Junior Representative, on behalf of itself and each Junior Secured Party, hereby agrees that, whether or not such Liens securing any Senior Obligations are subordinated to any Liens securing any other obligation of the Borrower, any Grantor or any other Person, (a) any Lien on the Shared Collateral securing any Priority Senior Obligations now or hereafter held by or on behalf of the Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Obligations, (b) any Lien on the Shared Collateral securing any Junior Obligations now or hereafter held by or on behalf of the Junior Representative, any Junior Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Priority Senior Obligations, and (c)  any Lien on the Shared Collateral securing any Junior Obligations will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogration or otherwise), have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Excess Senior Obligations for all purposes.

Section 2.02     Nature of Senior Lender Claims. The Junior Representative, on behalf of itself and each Junior Secured Party, acknowledges that, subject to the terms of this Agreement, (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the amount of the Senior Obligations that may be outstanding at any time or from time to time may be increased by way of incremental commitments or reduced and, with respect to any Senior Obligations that comprise revolving facilities, including letter of credit facilities, subsequently reborrowed, (c) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time, (d) no release of any Lien by the Senior Secured Parties upon any portion of the Shared Collateral or other collateral securing any Senior Obligations in connection with a disposition not prohibited under the Senior Debt Documents shall constitute the exercise of remedies prohibited under this Agreement, and (e) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Junior Representative or the Junior Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03     Prohibition on Contesting Liens. The Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party with respect to the Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Obligations held (or purported to be held) by or on behalf of the Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative or any of the Senior Secured Parties to enforce this Agreement (including the priority of the Liens securing the Senior Obligations or the provisions for exercise of remedies) or any of the Senior Debt Documents.

Section 2.04     No Other Liens.

(a)     The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, grant or permit any Lien on any asset to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Senior Representative or any other Senior Secured Party, the Junior Representative agrees, for itself and on behalf of the other Junior Secured Parties, that (i) such Lien granted in contravention of the immediately preceding sentence shall be deemed to be held for the benefit of the Secured Parties holding Secured Obligations, and (ii) any amounts received by or distributed to any Junior Secured Party pursuant to or as a result of any such Lien shall be subject to Article IV.

(b)     The parties hereto agree that, subject to Section 2.06, so long as the Discharge of the Junior Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, grant or permit any Lien on any asset to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Junior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Junior Representative or any other Junior Secured Party, the Senior Representative agrees, for itself and on behalf of the other Senior Secured Parties, that (i) such Lien granted in contravention of the immediately preceding sentence shall be deemed to be held for the benefit of the Secured Parties holding Secured Obligations, and (ii) any amounts received by or distributed to any Senior Secured Party pursuant to or as a result of any such Lien shall be subject to Article IV.

Section 2.05     Perfection of Liens. Neither the Senior Representative nor the Senior Secured Parties shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representative or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Junior Representative, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06     Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Representative pursuant to the Senior Credit Agreement or any other provision of the Senior Debt Documents shall be applied as specified in the Senior Credit Agreement and will not constitute Shared Collateral.

Section 2.07     Waiver of Marshalling. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of the applicable Junior Secured Parties, agrees not to assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE III
ENFORCEMENT

Section 3.01     Exercise of Remedies.

(a)     So long as the Discharge of the Priority Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor,

(i)     neither the Junior Representative nor any Junior Secured Party will:

(A)     subject to Section 3.01(a)(ii)(E), exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure),

(B)     contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or

(C)     object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations; and

(ii)     the Senior Representative and the Senior Secured Parties shall have the exclusive right (x) to enforce rights, exercise remedies (including any action of foreclosure, any setoff and the right to credit bid their debt) and enforce any right under any account control agreement, landlord waiver, bailee’s letter, assignment of production, or any similar agreement or arrangement to which the Senior Representative or any Senior Secured Party is a party, (y) in connection with the exercise of rights and remedies, to make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of the Junior Representative or any Junior Secured Party, and (z) otherwise enforce the rights and remedies of a secured creditor under the UCC, mortgage laws, and the Bankruptcy Law of any applicable jurisdiction; provided, however, that

(A)     in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Junior Representative may file a claim or statement of interest with respect to the Junior Obligations,

(B)     the Junior Representative may accelerate the Junior Obligations or take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof or otherwise inconsistent with this Agreement) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral,

(C)     the Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04,

(D)     the Junior Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties or the avoidance of any Junior Lien to the extent not inconsistent with the terms of this Agreement,

(E)     from and after the Junior Enforcement Date, the Junior Representative may exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure)

(F)     the Junior Representative may present a cash or credit bid (in the case of any such bid, so long as such bid provides for the Discharge of Senior Obligations) at any Section 363 hearing under the Bankruptcy Code or other applicable Bankruptcy Law or with respect to any other Shared Collateral disposition, and

(G)     the Junior Representative may bid for or purchase Shared Collateral at any private or judicial foreclosure upon such Shared Collateral initiated by the Senior Representative.

In exercising rights and remedies with respect to the Senior Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)     So long as the Discharge of the Priority Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the Junior Representative, on behalf of itself and each Junior Secured Party, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of the Priority Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Representative and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the Priority Senior Obligations has occurred.

(c)     Subject to the proviso in clause (ii) of Section 3.01(a), (i) the Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that neither the Junior Representative nor any such Junior Secured Party will take any action that would hinder any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Shared Collateral, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) the Junior Representative, for itself and on behalf of each Junior Secured Party, acknowledges that any Senior Secured Party may enforce rights or exercise remedies (w) in any manner in its sole discretion in compliance with applicable law, (x) without consultation or the consent of any Junior Secured Parties, (y) regardless of any provision of any Junior Debt Document (other than this Agreement), and (z) regardless of whether or not such exercise is adverse to the interest of any Junior Secured Parties, and (iii) the Junior Representative, for itself and on behalf of each Junior Secured Party, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce the Liens granted on any of the Shared Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)     Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Representative or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)     Subject to Section 3.01(a), until the Discharge of the Priority Senior Obligations, the Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of the Priority Senior Obligations, the Junior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral, and the Junior Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Shared Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representative, or for the taking of any other action authorized by the Junior Collateral Documents.

Section 3.02     Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), the Junior Representative, on behalf of itself and each Junior Secured Party, agrees that, unless and until the Discharge of the Priority Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representative upon the request of the Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03     Actions upon Breach. Should the Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against the Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. The Junior Representative, on behalf of itself and each Junior Secured Party, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representative or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Representative or any other Senior Secured Party.

ARTICLE IV
PAYMENTS

Section 4.01     Application of Proceeds. After an Event of Default under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of the Priority Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection or realization on, such Shared Collateral, or upon the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of the Priority Senior Obligations has occurred. Upon the Discharge of the Priority Senior Obligations, the Senior Representative shall deliver promptly to the Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents. Upon the Discharge of Junior Obligations, the Junior Representative shall deliver promptly to the Senior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Senior Representative to the Excess Senior Obligations in such order as specified in the relevant Senior Debt Documents.

Section 4.02     Payments Over. Unless and until the Discharge of the Priority Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by the Junior Representative or any Junior Secured Party in connection with (a) any Insolvency or Liquidation Proceeding, (b) the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, in contravention of this Agreement or otherwise, or (c) in contravention of this Agreement, shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for the Junior Representative or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable. After the Discharge of the Priority Senior Obligations and until the Discharge of the Junior Obligations has occurred, any Shared Collateral or Proceeds thereof received by the Senior Representative or any Senior Secured Party in connection with (a) any Insolvency or Liquidation Proceeding, (b) the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, in contravention of this Agreement or otherwise, or (c) in contravention of this Agreement, shall be segregated and held in trust for the benefit of and forthwith paid over to the Junior Representative for the benefit of the Junior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Junior Representative is hereby authorized to make any such endorsements as agent for the Senior Representative or any such Senior Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V
OTHER AGREEMENTS

Section 5.01     Releases.

(a)     The Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Borrower) that is not prohibited under the Senior Debt Documents or any Junior Debt Document, the Liens granted to the Junior Representative and the Junior Secured Parties upon such Shared Collateral to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with any termination and release of the Liens granted upon such Shared Collateral to secure Senior Obligations (other than a release granted upon or following the Discharge of Senior Obligations). Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representative) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Junior Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of such Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of the Junior Representative, for itself and on behalf of the Junior Secured Parties, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)     The Junior Representative, for itself and on behalf of each Junior Secured Party, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Representative or such Junior Secured Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)     Unless and until the Discharge of the Priority Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party, hereby consents to the application, whether prior to or after an Event of Default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representative or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement or the Senior Debt Documents.

(d)     Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Junior Collateral Document require any Grantor:

(i)     to make payment in respect of any item of Shared Collateral to,

(ii)     to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with,

(iii)     to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to,

(iv)     cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder,

(v)     hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law),

(vi)     obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of, or

(vii)     obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, both the Senior Representative or Senior Secured Party and the Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of the Priority Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

Section 5.02     Insurance and Condemnation Awards. Pursuant to the applicable documents, the Senior Representative and the Junior Representative may be named as additional insureds and/or loss payees, as applicable, under any insurance policies maintained from time to time by any Grantor. Proceeds of the Shared Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of such insurance proceeds. Unless and until the Discharge of the Priority Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents:

(a)     to adjust settlement for any insurance policy covering the Shared Collateral or any other collateral securing the Senior Obligations in the event of any loss thereunder, and

(b)     to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral or such other collateral.

Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid:

(i)     first, prior to the occurrence of the Discharge of the Priority Senior Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents,

(ii)     second, after the occurrence of the Discharge of the Priority Senior Obligations, to the Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents,

(iii)     third, after the occurrence of the Discharge of the Priority Senior Obligations and if no Junior Obligations are outstanding, to the Senior Representative for the benefit of the Senior Secured Parties pursuant to the terms of the Senior Debt Documents to pay and otherwise satisfy the Excess Senior Obligations, and

(iv)     fourth, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.

If the Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

Section 5.03     Amendments to Debt Documents.

(a)     The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Debt under the Senior Debt Documents may be Refinanced, in each case, without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representative, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) modify a covenant or event of default that directly restricts one or more Grantors from making payments under the Junior Debt Documents that would otherwise be permitted under the Senior Debt Documents as in effect on the date hereof, (iii) increase (A) the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Senior Facility, or a letter of credit, commitment, facility, utilization, original issue discount or similar fee so that all in weighted average yield to maturity are increased by more than 2.00% per annum in the aggregate at any level of pricing, but excluding increases resulting from (1) application of the pricing grid set forth in the Senior Credit Agreement as in effect on the date hereof, (2) the accrual of interest at the default rate, or (3) any Borrowing Base increase or upfront fee payable in connection with an increase to the Borrowing Base thereunder, whether payable at one time or in multiple installments, or (B) the default rate of interest (including by changing the conditions to the application thereof), (iv) subordinate any Lien on any Senior Collateral (other than a subordination to any Lien permitted under the Senior Facility and the Junior Facility), (v) subordinate in right of payment any of the Senior Obligations, (vi) shorten the final scheduled maturity of the Senior Facility (provided that this limitation shall not prevent termination of the commitments or acceleration following an event of default thereunder), or (vii) amend the definition of “Eligible Assignee” in a manner adverse to the Junior Representative or the Junior Secured Parties.

(b)     The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Debt under the Junior Debt Documents may be Refinanced, in each case, without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representative, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene the provisions of this Agreement, (ii) change any scheduled date for payment of principal (including the final maturity date) or of interest on Debt under such Junior Debt Document to a date earlier than 91 days after the latest maturity date then in effect for the Senior Obligations, (iii) reduce the capacity to incur Debt for borrowed money constituting Senior Obligations, (iv) restrict the Borrower or any other obligor thereunder from making payments of the Senior Obligations, (v) amend, supplement or otherwise modify the terms “Default” or “Event of Default” (or words of similar import) contained in any Junior Debt Document in a manner that is adverse to any Senior Secured Party, (vi) otherwise increase the principal amount of, or other amounts owing in respect of, the Junior Obligations, (vii) confer additional rights on the Junior Secured Parties in a manner that is adverse to the Senior Secured Parties, (viii) increase (A) the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Junior Facility, or a commitment, facility, utilization, upfront, original issue discount or similar fee so that all in weighted average yield to maturity are increased by more than 2.00% per annum in the aggregate at any level of pricing, but excluding increases resulting from (1) application of the pricing grid set forth in the Junior Term Loan Agreement as in effect on the date hereof or (2) the accrual of interest at the default rate, or (B) the default rate of interest (including by changing the conditions to the application thereof), (ix) subordinate any Lien on any Junior Collateral (other than a subordination to any Lien permitted under the Senior Facility and the Junior Facility), or (x) subordinate in right of payment any of the Junior Obligations.

(c)     The Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that each Junior Collateral Document shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Société Générale, as administrative agent, pursuant to or in connection with the Third Amended and Restated Credit Agreement, dated as of June 11, 2014, among the Borrower, the lenders from time to time party thereto, Société Générale, as administrative agent and issuing lender and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Junior Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of November 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Grantors (as defined in the Intercreditor Agreement), Société Générale, as Senior Representative, and Angelo Gordon Energy Servicer, LLC, as Junior Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this [Agreement], the terms of the Intercreditor Agreement shall govern.”

(d)     In the event that the Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representative (other than a release of Lien, which shall be governed by Section 5.01), the Senior Secured Parties, the Borrower or any other Grantor thereunder in a manner that is applicable to the Senior Facility, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Collateral Document without the consent of the Junior Representative or any Junior Secured Party and without any action by the Junior Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Senior Liens, (B) amend, modify or otherwise affect the rights or duties of, or impose duties on, the Junior Representative in its role as Junior Representative without its prior written consent, (C) alter the terms of the Junior Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI hereof, or (D) be prejudicial to the interests of the Junior Secured Parties to a greater extent than the Senior Secured Parties (other than by virtue of their relative priority and the rights and obligations hereunder) and (ii) written notice of such amendment, waiver or consent shall have been given the Junior Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent.

(e)     The Borrower agrees to deliver to the Senior Representative and the Junior Representative copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Junior Debt Documents and (ii) any new Senior Debt Documents or Junior Debt Documents promptly after effectiveness thereof.

Section 5.04     Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Representative and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate, and are not inconsistent with, the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by the Junior Representative or any Junior Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or otherwise required to be paid over to the Senior Representative for the benefit of the Senior Secured Parties pursuant to Section 4.02. In the event the Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral or other collateral securing any Junior Obligations as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representative or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05     Gratuitous Bailee for Perfection.

(a)     The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Junior Representative, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)     In the event that the Senior Representative (or its agents or bailees) has Lien filings, recordings or registrations against Intellectual Property that is part of the Shared Collateral that are necessary or advisable for the perfection or protection of Liens in such Shared Collateral, the Senior Representative agrees to hold such Liens, filings, recordings or registrations as sub-agent and gratuitous bailee for the Junior Representative and any assignee thereof, solely for the purpose of perfecting or protecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)     Except as otherwise specifically provided herein, until the Discharge of the Priority Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representative and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)     The Senior Representative and the Senior Secured Parties shall have no obligation whatsoever to the Junior Representative or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Junior Representative for purposes of perfecting the Lien held by the Junior Representative.

(e)     The Senior Representative shall not have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Junior Representative or any Junior Secured Party, and the Junior Representative, for itself and on behalf of each Junior Secured Party, hereby waives and releases the Senior Representative from all claims and liabilities arising pursuant to the Senior Representative’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f)     Upon the Discharge of the Priority Senior Obligations, the Senior Representative shall, at the Grantors’ sole cost and expense,

(i)     either

(A)     deliver to the Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or

(B)     direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct,

(ii)     notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier, and

(iii)     notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Junior Representative is entitled to approve any awards granted in such proceeding

The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated in this clause (f) and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Senior Representative has no obligations to follow instructions from the Junior Representative or any other Junior Secured Party in contravention of this Agreement.

(g)     Upon the Discharge of the Junior Obligations and to the extent there are Excess Senior Obligations then outstanding, the Junior Representative shall, at the Grantors’ sole cost and expense,

(i)     either

(A)     deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or

(B)     direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct,

(ii)     notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier, and

(iii)     notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Senior Representative is entitled to approve any awards granted in such proceeding.

The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated this clause (g) and shall indemnify the Junior Representative for loss or damage suffered by the Junior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Junior Representative has no obligations to follow instructions from the Senior Representative or any other Senior Secured Party in contravention of this Agreement.

(h)     Neither the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Grantor or any Subsidiary to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06     When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of the Priority Senior Obligations, any Grantor or any Subsidiary consummates any Refinancing of any Priority Senior Obligations, then such Discharge of the Priority Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of the Priority Senior Obligations) and the applicable agreement governing such Refinanced Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein, and the agent, representative or trustee for the holders of such Refinanced Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), the Junior Representative shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of the Senior Representative contemplated hereby, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

Section 5.07     Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following: (a) an acceleration of the Senior Obligations in accordance with the terms of the Senior Credit Agreement, (b) the commencement of an Insolvency or Liquidation Proceeding, (c) the occurrence of any payment Event of Default under the Senior Debt Documents, or (d) any event of default under the Junior Debt Documents (each a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Secured Parties may request, and the Senior Secured Parties hereby offer the Junior Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations and any loans provided by the Senior Secured Parties in connection with a DIP Financing outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and such DIP Financing and including all accrued and unpaid interest and fees as of the date of closing of such purchase, in accordance with the relevant Senior Debt Documents, without warranty or representation or recourse (except for customary representations and warranties required to be made by assigning lenders pursuant to any assignment agreement required under the Senior Credit Agreement or other Senior Debt Document). In connection with such purchase, all issued and undrawn letters of credit constituting Senior Obligations shall be cancelled, replaced or cash collateralized in an amount not less than 105% of the face amount thereof by the purchasing Junior Secured Parties, or the purchasing Junior Secured Parties shall have provided other similar credit support satisfactory to each relevant issuer; provided that at such time as all such letters of credit have been cancelled, expired or been fully drawn and all reimbursement obligations in respect thereof satisfied, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above shall be returned to the respective purchasers. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within thirty (30) Business Days of the request. If one or more of the Junior Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually and reasonably acceptable to each of the Senior Representative and the Junior Representative. If none of the Junior Secured Parties exercise such right within the time periods set forth above, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement. Each of the Borrower and the Senior Representative hereby consent to any assignment pursuant to this Section 5.07 to the extent it has a consent or similar approval right under the assignment provisions of the relevant Senior Debt Documents. Notwithstanding the foregoing, the Senior Representative and the Senior Secured Parties shall retain any and all rights with respect to indemnification and other similar contingent obligations under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents.

ARTICLE VI
INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.01     Financing Issues. Until the Discharge of the Priority Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any class of Senior Secured Parties shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that it will raise no objection to and will not otherwise contest:

(a)     such sale, use or lease of such cash or other collateral, unless the Senior Representative or any class of Senior Secured Parties shall oppose or object to such use of cash collateral (in which case, neither the Junior Representative nor any other Junior Secured Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties);

(b)     such DIP Financing, (A) unless the Senior Representative or any class of Senior Secured Parties shall oppose or object to such DIP Financing, or (B) except with respect to any portions (and only such portions) of such DIP Financing that require the sale of a substantial part of the Shared Collateral prior to a default under such DIP Financing agreement or compel any Grantor to seek confirmation of a plan of reorganization containing specific terms or provisions set forth in the documentation for such DIP Financing (other than repayment in cash of such DIP Financing on the effective date thereof); and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, the Junior Representative and the Junior Secured Parties will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (i) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (ii) any adequate protection Liens provided to the Senior Secured Parties, and (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representative; provided that in connection with any such DIP Financing, the sum of the outstanding principal amount of any Priority Senior Obligations (after giving effect to the application of the proceeds of such DIP Financing) and any DIP Financing does not exceed 115% of the Senior Lien Cap on the commencement date of such Insolvency or Liquidation Proceeding. Nothing herein shall prohibit a holder of any Junior Obligations from proposing or providing a DIP Financing so long as such DIP Financing provides for the Discharge of the Senior Obligations;

(c)     any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by the Senior Representative or any other Senior Secured Party;

(d)     any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law;

(e)     any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or

(f)     any order relating to a sale or other disposition of assets of any Grantor to which the Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement.

The Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

Section 6.02     Relief from the Automatic Stay. Until the Discharge of the Priority Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral or any other collateral securing any Senior Obligations, or seek to oppose the Senior Representative or any other Senior Secured Party from seeking relief from the automatic stay or any other stay, without the prior written consent of the Senior Representative.

Section 6.03     Adequate Protection. The Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that none of them shall:

(a)     object, contest or support any other Person objecting to or contesting (i) any request by the Senior Representative or any Senior Secured Parties for adequate protection, (ii) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law;

(b)     assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; or

(c)     request adequate protection, or any other relief in connection with the use of cash collateral except as expressly provided in this Agreement.

Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding:

(A)     if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Junior Representative, for itself and on behalf of each Junior Secured Party, may seek or request adequate protection in the form of an additional or replacement Lien or superpriority claim on such additional collateral, which:

(1)     Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and

(2)     superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Secured Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement,

(B)     in the event the Junior Representative, for itself and on behalf of the Junior Secured Parties, seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then the Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that the Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Junior Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Secured Parties shall be subject to Section 4.02), and

(C)     in the event the Junior Representative, for itself and on behalf of the Junior Secured Parties, seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then the Junior Representative, for itself and on behalf of each Junior Secured Party, agrees that the Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Secured Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Secured Party pursuant to or as a result of any such superpriority claim so granted to the Junior Secured Parties shall be subject to Section 4.02).

Section 6.04     Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of the Priority Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Representative, for itself and on behalf of each Junior Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05     Separate Grants of Security and Separate Classifications. The Junior Representative, for itself and on behalf of each Junior Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Junior Representative, for itself and on behalf of each Junior Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Junior Obligations, and the Junior Representative, for itself and on behalf of each Junior Secured Party, hereby acknowledges and agrees to turn over to the Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties.

Section 6.06     No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the assertion by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07     Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08     Other Matters. To the extent that the Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, the Junior Representative, on behalf of itself and each Junior Secured Party, or such Junior Secured Party agrees not to assert any such rights without the prior written consent of the Senior Representative, provided that if requested by the Senior Representative, the Junior Representative shall timely exercise such rights in the manner requested by the Senior Representative (acting unanimously), including any rights to payments in respect of such rights.

Section 6.09     506(c) Claims. Until the Discharge of the Priority Senior Obligations has occurred, the Junior Representative, on behalf of itself and each Junior Secured Party, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

Section 6.10     Reorganization Securities.

(a)     If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)     No Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than (i) with the prior written consent of the Senior Representative, (ii) to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(d) of the Bankruptcy Code or (iii) to the extent such plan provides for the Discharge of the Senior Obligations.

Section 6.11     Section 1111(b) of the Bankruptcy Code. The Junior Representative, for itself and on behalf of each Junior Secured Party, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Junior Representative, for itself and on behalf of each Junior Secured Party, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

ARTICLE VII
RELIANCE; ETC.

Section 7.01     Reliance. All loans and other extensions of credit made or deemed made on or after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Junior Representative, on behalf of itself and each Junior Secured Party, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02     No Warranties or Liability. The Junior Representative, on behalf of itself and each Junior Secured Party, acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representative and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to the Junior Representative or any Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03     Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)     any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)     any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Debt Document or of the terms of the Junior Term Loan Agreement or any other Junior Debt Document;

(c)     any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)     the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)     any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of the Priority Senior Obligations subject to Sections 5.06 and 6.04), (ii) the Junior Representative or any Junior Secured Party in respect of this Agreement, or (iii) the Borrower or any Grantor in respect of the Senior Obligations or the Junior Obligations.

ARTICLE VIII
MISCELLANEOUS

Section 8.01     Conflicts. Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Representative and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the Senior Debt Documents and in the event of any conflict between any Senior Debt Document and this Agreement as to such relative rights and obligations, the provisions of such Senior Debt Document shall control, and (b) the relative rights and obligations of the Junior Representative and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the Junior Debt Documents and in the event of any conflict between any Junior Debt Document and this Agreement as to such relative rights and obligations, the provisions of such Junior Debt Document shall control.

Section 8.02     Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representative or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03     Amendments; Waivers.

(a)     No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)     This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Secured Parties and their respective successors and assigns.

Section 8.04     Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Representative, any Senior Secured Party, the Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05     Subrogation. The Junior Representative, on behalf of itself and each Junior Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of the Priority Senior Obligations has occurred and hereby agrees that no payment to the Senior Representative or any other Senior Secured Party pursuant to the provisions of this Agreement or any Senior Debt Document shall entitle the Junior Representative or any other Junior Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of the Priority Senior Obligations has occurred.

Section 8.06     Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, the Junior Representative, on behalf of itself and each Junior Secured Party, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07     Additional Grantors. The Borrower agrees that, if any Person shall become a Grantor after the date hereof, it will promptly cause such Person to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Person will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Junior Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08     Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09     Refinancings. Subject to Section 5.03, the Senior Obligations and the Junior Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or any Junior Debt Document) of the Senior Representative, the Junior Representative, or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. The Junior Representative hereby agrees that at the request of the Borrower in connection with a Refinancing of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Junior Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement. The Senior Representative hereby agrees that at the request of the Borrower in connection with a Refinancing of Junior Obligations (“Replacement Junior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Senior Representative with the agent for the Replacement Junior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

Section 8.10     Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Facility pursuant to which it is acting, irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b)     consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)     agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

Section 8.11     Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)     if to the Borrower or any Grantor, to the Borrower, at its address at:

c/o Abraxas Petroleum Corporation

18803 Meisner Drive

San Antonio, Texas 78258

Attention: Steve Harris

Facsimile: 210-490-8816

Telephone: 210-918-6675

E-Mail: sharris@abraxaspetroleum.com

(b)     if to the Senior Representative, to it at:

Société Générale

1111 Bagby Street, Suite 2020

Houston, Texas 77002

Attention: Max Sonnonstine

Telephone: (713) 759-6307

Facsimile: (713) 650-0824

E-Mail: max.sonnonstine@sgcbic.com

(c)     if to the Junior Representative, to it at:

Angelo Gordon Energy Servicer, LLC

Attn: Scott McMurty

245 Park Avenue, 26th Floor

New York, NY 10167

Telephone: 212-692-4308

Email: SMcMurtry@angelogordon.com

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.12     Further Assurances. Each of the Senior Representative, on behalf of itself and each Senior Secured Party, the Junior Representative, on behalf of itself and each Junior Secured Party, and each Grantor, on behalf of itself and its subsidiaries, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Representative or Junior Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.13     GOVERNING LAW; WAIVER OF JURY TRIAL.

(a)     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

(b)     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 8.14     Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representative, the Senior Secured Parties, the Junior Representative, the Junior Secured Parties, the Borrower, the other Grantors party hereto and their respective successors and permitted assigns.

Section 8.15     Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.16     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.17     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Representative represents and warrants that this Agreement is binding upon the Senior Secured Parties. The Junior Representative represents and warrants that this Agreement is binding upon the Junior Secured Parties. The Borrower and each Grantor represents and warrants that this Agreement is binding upon the Borrower and each Grantor.

Section 8.18     No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Junior Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.19     Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.20     Collateral Agent and Representative. It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as administrative agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to (i) the Administrative Agent (as defined therein) thereunder shall also apply mutatis mutandis to the Senior Representative hereunder and (ii) the Lenders (but, for the avoidance of doubt, not the references to the Required Lenders or Defaulting Lenders) and the Secured Parties (each as defined therein) thereunder shall also apply mutatis mutandis to the Senior Secured Parties hereunder and (b) the Junior Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Junior Term Loan Agreement and the provisions of Article XI of the Junior Term Loan Agreement applicable to (i) the Administrative Agent (as defined therein) thereunder shall also apply mutatis mutandis to Junior Representative hereunder and (ii) the Lenders (but, for the avoidance of doubt, not the references to the Required Lenders) and the Secured Parties (each as defined therein) thereunder shall also apply mutatis mutandis to the Junior Secured Parties hereunder.

Section 8.21     Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement, any other Senior Debt Document, the Junior Term Loan Agreement or any other Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement, any other Senior Debt Document, the Junior Term Loan Agreement or any other Junior Debt Document.

Section 8.22     Section 8.22     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Senior Representative

By:/s/ Max Sonnonstine
Name:Max Sonnonstine
Title:Director

ANGELO GORDON ENERGY SERVICER, LLC, as Junior Representative

By:/s/ Todd Dittmann
Name:Todd Dittmann
Title:Authorized Signatory

ABRAXAS PETROLEUM CORPORATION

By:/s/ Steven P. Harris Name:Steve P. Harris Title:Vice President and Chief Financial Officer

ABRAXAS PROPERTIES INCORPORATED

By:/s/ Steven P. Harris

Name:Steve P. Harris

Title:Vice President, Chief Financial Officer and Secretary

SANDIA OPERATING CORP.

By:/s/ Steven P. Harris

Name:Steve P. Harris

Title:Vice President, Chief Financial Officer and Secretary

RAVEN DRILLING, LLC

By:/s/ Robert L. G. Watson

Name:Robert L. G. Watson

Title:President